SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  December 9, 2003

(date of earliest event reported)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Alternative Loan Trust 2003-9 Mortgage Pass-Through Certificates, Series 2003-9)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-106982	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Item 5.

Other Events.

Filing of Computational Materials

Pursuant to Rule 424(b) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Mortgage Asset Securitization Transactions Inc. (the “Company”) is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to the MASTR Alternative Loan Trust 2003-9 Mortgage Pass-Through Certificates, Series 2003-9.

In connection with the offering of the MASTR Alternative Loan Trust 2003-9 Mortgage Pass-Through Certificates, Series 2003-9, UBS Securities LLC (“UBS”), as underwriter of the Certificates, has prepared certain materials (the “Computational Materials”) for distribution to their potential investors.  Although the Company provided UBS with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following:  yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

The Computational Materials are attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial

         Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials prepared by UBS Securities LLC in connection with MASTR Alternative Loan Trust 2003-9 Mortgage Pass-Through Certificates, Series 2003-9.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: _/s/ Steve Warjanka_______________

Name:

Steve Warjanka

Title:

Associate Director

By:__/s/ Glenn McIntyre    ___________

Name:

Glenn McIntyre

Title:

Associate Director

Dated: December 9, 2003

Exhibit Index

Exhibit

Page

99.1

Computational Materials